Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Bob Eckel

Aware, Inc.
781-276-4000

Aware, Inc. Announces Pending Departures of David J. Martin and Kevin T. Russell After Transition Period

Richard P. Moberg Leaving Board

BEDFORD, MASS. – March 30, 2020 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, announced that David J. Martin informed the Aware Board of Directors of his intent to retire from his position as the Company’s Chief Financial Officer. Mr. Martin will retire in 2020 after assisting Aware in hiring his replacement.

In addition, Kevin T. Russell informed the Aware Board of Directors of his intent to resign from his position as the Company’s Chief Legal and Administrative Officer. Mr. Russell has agreed to continue to serve in that position during a transition period. It is anticipated that Mr. Russell will continue to serve on Aware’s Board of Directors during this transition period, but that he will not stand for re-election to the Board when his current term expires at Aware’s 2020 annual meeting of shareholders scheduled to take place on May 20, 2020.

Robert A. Eckel, Aware’s Chief Executive Officer and President, commented as follows. “We will miss Dave and Kevin and thank them for their many years of dedicated service. We are in the process of securing their replacements and are pleased that both Dave and Kevin will be supporting Aware during this transition period.”

Aware also announced that Richard P. Moberg resigned as a member of the Board of Directors, effective March 27, 2020. Brent P. Johnstone, the Chairman of the Board of Aware, stated that, “We want to thank Rick for his valuable contributions to Aware as a former executive officer, and for his over eight years of service on the Board. We wish him well.”

About Aware

Aware is a leading provider of productized biometrics software products, solutions and services to governments, system integrators, and commercial organizations and solution providers globally. Our comprehensive portfolio of biometric solutions are based on innovative, robust products designed explicitly for ease of integration including customer-managed and integration ready biometric frameworks, platforms, SDK’s and services. They fulfill a broad range of functions critical to secure biometric enrollment, authentication, identity and transactions including face, fingerprint, iris, and voice capture modalities, sample quality assurance, data compliance, capture hardware peripheral and system abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products and solutions apply biometrics to enable identity-centric security and know-your-customer (“KYC”) solutions for applications including financial institutions, retail, banking and payments, healthcare, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) the biometrics market may not experience significant growth or our products may not achieve broad acceptance; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business; xi) part of our future business is dependent on market demand for, and acceptance of, the cloud-based model for the use of software: xii) our operational systems and networks and products may be subject to an increasing risk of continually evolving cybersecurity or other technological risks which could result in the disclosure of company or customer confidential information, damage to our reputation, additional costs, regulatory penalties and financial losses; xiii) our intellectual property is subject to limited protection; xiv) we may be sued by third parties for alleged infringement of their proprietary rights; xv) we must attract and retain key personnel; xvi) we rely on single sources of supply for certain components used in our hardware products; xvii) our business may be affected by government regulations and adverse economic conditions; xviii) we may make acquisitions that could adversely affect our results, and xix) we may have additional tax liabilities.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and other reports and filings made with the Securities and Exchange Commission.

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Aware is a registered trademark of Aware, Inc.

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